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                                                                      EXHIBIT 12

                      H. J. HEINZ COMPANY AND SUBSIDIARIES

               COMPUTATION OF RATIOS OF EARNINGS TO FIXED CHARGES

                                                               First Quarter
                                                                   Ended
                                                                 July 30,
                                                                   2003
                   (Thousands of Dollars)                      -------------
Fixed Charges:
  Interest expense*.........................................     $ 52,843
  Capitalized interest......................................           --
  Interest component of rental expense......................        7,923
                                                                 --------
     Total fixed charges....................................     $ 60,766
                                                                 --------
Earnings:
  Income from continuing operations before income taxes and
     cumulative effect of change in accounting principle....     $285,625
  Add: Interest expense*....................................       52,843
  Add: Interest component of rental expense.................        7,923
  Add: Amortization of capitalized interest.................          458
                                                                 --------
     Earnings as adjusted...................................     $346,849
                                                                 --------
  Ratio of earnings to fixed charges........................         5.71
                                                                 ========

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* Interest expense includes amortization of debt expense and any discount or premium relating to indebtedness.